UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

IGNIS PETROLEUM GROUP, INC.
(Exact name of registrant in its charter)

NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Legacy Town Center, 7160 Dallas Parkway, Suite 380, Plano, Texas 75024
 (Address of principal executive offices)

972-526-5250
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 4.02	Non−Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 21 2007, we filed a report on Form 8-K with the Securities and Exchange Commission announcing that our financial statements for the quarter ended March 31, 2006 required restatement.  In that report, we cautioned that our Form 10-QSB for the three months ended March 31, 2006 should not be relied upon due to errors we identified in the financial statements of that quarterly report. We also noted that our management was reviewing our financial statements for other reported periods of 2006 to ascertain if the errors were material enough to require restatement of those affected periods as well.

On August 14, 2007, our management concluded that the errors in our Form 10-QSB for the three months ended March 31, 2006 were sufficiently material to require restatement of our audited financial statements for the fiscal year ended June 30, 2006. Therefore, our annual report on Form 10-KSB for the fiscal year ended June 30, 2006 and subsequent interim reports filed during fiscal 2006 should not be relied upon.

In response to these errors, we have engaged our independent accountants, Hein and Associates LLP, to re-audit our financial statements for the fiscal year ended June 30, 2006. As soon as practicable following completion of the re-audit, we plan to file an amendment to our annual report on Form 10-KSB for the fiscal year ended June 30, 2006 to reflect the restatements necessary to correct the errors described above, as well as any additional errors identified during the course of the re-audit.

Our authorized officers have discussed the matters disclosed in this filing with our independent accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.
Date: August 20, 2007
	By:	/s/ Shawn L. Clift
Shawn L. Clift
Chief Financial Officer